CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated April 30, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-26513) of Dreyfus Institutional Preferred Money Market Fund.



                                          ERNST & YOUNG LLP

New York, New York
July 27, 1998